*040105*

**BARBARA K. CEGAVSKE**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| | |
|---|---|
| Filed in the office of<br>Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Document Number<br>20170224222-94<br>Filing Date and Time<br>05/24/2017 7:50 AM<br>Entity Number<br>E0248392017-6 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** ASSISTED 4 LIVING, INC.

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares with *par value:* 100000000 — Par value per share: $ 0.00010 — Number of shares *without par value:* 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ROMULUS BARR (Name)
2382 BARTEK PL (Street Address) — NORTH PORT (City) — FL (State) — 34289 (Zip Code)

2) ANCA BARR (Name)
2382 BARTEK PL (Street Address) — NORTH PORT (City) — FL (State) — 34289 (Zip Code)

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:* ANY LEGAL PURPOSE

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ROMULUS BARR (Name) — X ROMULUS BARR (Incorporator Signature)
2382 BARTEK PL (Address) — NORTH PORT (City) — FL (State) — 34289 (Zip Code)

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X INCORP SERVICES, INC. — 5/24/2017
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

*This form must be accompanied by appropriate fees.*

**Schedule "A"**

**To the Articles of Incorporation of**

**Assisted 4 Living, Inc.**

**Item 3. Authorized Stock:** (number of shares corporation is authorized to issue)

125,000,000 shares broken down as follows:

> 100,000,000 common shares with par value of $0.0001, all of which stock shall be entitled to voting power; and
>
> 25,000,000 preferred shares with par value of $0.0001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

# Articles of Incorporation

*CONTINUED*

***Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators***

| | |
|---|---|
| ENTITY NAME: | **ASSISTED 4 LIVING, INC.** |
| FOREIGN NAME TRANSLATION: | NOT APPLICABLE |
| PURPOSE: | ANY LEGAL PURPOSE |

| | |
|---|---|
| REGISTERED AGENT NAME: | INCORP SERVICES, INC. |
| STREET ADDRESS: | NOT APPLICABLE |
| MAILING ADDRESS: | NOT APPLICABLE |

| ADDITIONAL PAR STOCK VALUE | |
|---|---|
| Number of Shares: 25000000 | Par Value: 0.00010 |